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                                                                   Exhibit 10.31

                                                                November 1, 1999


Mr. Phillipe Amouyal
The Invus Group
135 E. 57th Street
New York, NY  10022

OneSoft Engagement Letter, (ID#:  ************)


Dear Phillipe,

Thank you for taking the time to come to our offices so that we could introduce you to OneSoft's WeightWatchers.com account team. The information exchange was very helpful to the team in better understanding your vision and plans for the future of WeightWatchers.com.. On behalf of the team at OneSoft, we are looking forward to working with you and your team over the coming years. We want to leverage our expertise, services, software products and partner relationships to help you succeed. We believe you have a great opportunity in front of you.

This letter serves to confirm engagement by WeightWatchers.com (or the "Company") of OneSoft to commence execution of a triage and enhancement plan for its current web site and preparing for a next generation site infrastructure and consumer service to be launched in 2000. Our understandings of the terms of this engagement are listed below.

Summary of Engagement
---------------------

WeightWatchers.com engages OneSoft to provide a team of an estimated *********** personnel comprised of combination of Project Managers, System Engineers, Strategy Consultants, Application Developers and Interface Engineers as well as ("OneSoft Team"), for a two-week period starting on ************** ("Engagement Period") for the purpose of commencing the project definition, enhancement strategy, and migration plan for Phase I of the project. Phase I of the project, as proposed, shall be to ************* and ******* the current WeightWatchers.com site. OneSoft will also begin to ************* the Weightwatcher.com team members on the ***************(Phase II). Please refer to attachment 1 for general information regarding the tasks of Phase I and II. It includes the specific deliverables for this initial two week period.
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Project Schedule and Fees
-------------------------

Company agrees to compensate OneSoft for each team member at the hourly rates specified in Attachment 2 - Unit Rate Schedule. The estimated cost for the dedicated team for the ********** is $********. The team will be provided on a time and materials basis, and Company acknowledges that the estimate is subject to actual time and material used. Extensions of the two-week period may be effectuated with a change order signed by Company. However, it is expected that a *************** will be executed between the parties by or before **********.

In addition, the Company agrees it will be responsible for reimbursing OneSoft's reasonable out of pocket expenses related to this engagement incurred on behalf of your Company.

We charge for the following types of services: Long distance telephone, telex, telecopying, messenger, postage and other communication costs; duplication and laser printer use, staff overtime, computer research and other costs incurred on your behalf. We sometimes refer to these costs as "disbursements", although some of these disbursements are not direct reimbursements of out of pocket costs we pay to third parties, but rather are amounts we believe reasonable and appropriate which we charge our clients for certain services involved.

General Terms
-------------

OneSoft invoices on a biweekly basis. Invoices are payable upon receipt. Invoices that remain unpaid more than thirty days are subject to late fees (***% ******** or the maximum permissible by law whichever is less). OneSoft makes no warranty express or implied, with respect to the services rendered hereunder or the results obtained from OneSoft's work, including without limitation, any implied warranties of merchantability or fitness for a particular purpose. In no event shall OneSoft or its suppliers be liable for: (a) any indirect, special, incidental or consequential damages, even if advised of the possibility thereof, and regardless of whether any claim is based upon any agreement, negligence, warranty, strict liability or other legal or equitable theory; or (b) direct damages in excess of the aggregate amount of fees received by OneSoft from the Company hereunder, notwithstanding any failure of essential purposes of any limited remedy.

Confirmation
------------

Please sign this letter below in the space provided to confirm our understanding of this engagement and to indicate the Company's acceptance of the terms of the engagement as set forth in this letter. OneSoft is prepared to commence this project immediately upon receipt of a signed copy of this letter.

Sincerely,


/s/ Stuart Claggett
-------------------------



Contract 1999-404-304                                              Page - 2 of 3
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James W. MacIntyre IV

Stuart Claggett
  VP Contracts

Acknowledged, Accepted and Agreed by:

WeightWatchers.com, by


/s/ Phillipe Amouyal
-------------------------------

Phillipe Amouyal

Official Agent


Contractual Document Attachments

Attachment 1-  *********

Attachment 2-  **********









Contract 1999-404-304                                              Page - 3 of 3